COMPANY CONTACT

Mark Brugger
(240) 744-1150

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY REPORTS SECOND QUARTER 2019 RESULTS
Comparable Total RevPAR Growth of 3.4%
Comparable Hotel Adjusted EBITDA Growth of 4.9%
Repurchased 1.0 Million Shares
BETHESDA, Maryland, Monday, August 5, 2019 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, today announced results of operations for the quarter ended June 30, 2019.
Second Quarter 2019 Highlights

•	Net Income: Net income was $29.1 million and earnings per diluted share was $0.14.

•	Comparable Revenues: Total comparable revenues increased 3.9% from the comparable period of 2018.

•	Comparable RevPAR: RevPAR was $208.02, a 1.1% increase from the comparable period of 2018.

•	Comparable Hotel Adjusted EBITDA Margin: Hotel Adjusted EBITDA margin was 34.26%, a 35 basis point expansion from the comparable period of 2018.

•	Adjusted EBITDA: Adjusted EBITDA was $81.1 million, an increase of $5.3 million from 2018.

•	Adjusted FFO: Adjusted FFO was $65.1 million and Adjusted FFO per diluted share was $0.32.

•	Share Repurchases: During the second quarter of 2019, the Company repurchased 1.0 million shares of its common stock at an average price of $9.95 per share.
Recent Developments

•
Refinancings: On July 25, 2019, the Company amended its senior unsecured revolving credit facility to increase capacity to $400 million, decrease pricing and extend the maturity date to July 2023. Concurrently, the Company closed on a new five-year $350 million senior unsecured term loan and repaid $300 million in outstanding senior unsecured term loans.

Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company stated, “Our focused revenue strategy allowed our hotels to achieve strong revenue growth of 3.9% and Adjusted EBITDA growth of 4.9% in the quarter. Our resort portfolio, as well as our hotels in Boston, Phoenix and San Francisco performed well in the quarter. Although we have lowered our expectations for RevPAR growth and Adjusted EBITDA for the balance of the year to reflect the continuation of recent transient booking trends, we are encouraged by portfolio RevPAR growth of 1.6% in July. Separately, the Company continued to take advantage of the pullback in lodging REIT stock prices by executing on our share repurchase program. Lastly, we continue to be encouraged by our set up for 2020 with group revenue pace up 20 percent.”

Operating Results
Please see “Non-GAAP Financial Measures” attached to this press release for an explanation of the terms “EBITDAre,” “Adjusted EBITDA,” “Hotel Adjusted EBITDA Margin,” “FFO” and “Adjusted FFO” and a reconciliation of these measures to net income. Comparable operating results include the Company's acquisitions for all periods presented and exclude Frenchman's Reef for all periods presented and Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 due to the closure of these hotels. See “Reconciliation of Comparable Operating Results” attached to this press release for a reconciliation to historical amounts.

For the quarter ended June 30, 2019, the Company reported the following:

	Second Quarter
	2019	2018	Change
Comparable Operating Results (1)
ADR	$250.23	$248.73	0.6%
Occupancy	83.1%	82.7%	0.4 percentage points
RevPAR	$208.02	$205.69	1.1%
Total RevPAR	$295.39	$285.60	3.4%
Revenues	$257.9 million	$248.4 million	3.9%
Hotel Adjusted EBITDA	$88.4 million	$84.2 million	4.9%
Hotel Adjusted EBITDA Margin	34.26%	33.91%	35 basis points

Actual Operating Results (2)
Revenues	$257.9 million	$237.9 million	8.4%
Net income	$29.1 million	$28.0 million	$1.1 million
Earnings per diluted share	$0.14	$0.14	$0.00
Adjusted EBITDA	$81.1 million	$75.8 million	$5.3 million
Adjusted FFO	$65.1 million	$65.6 million	-$0.5 million
Adjusted FFO per diluted share	$0.32	$0.32	$0.00
(1) Comparable operating results exclude Frenchman’s Reef for all periods presented and include pre-acquisition operating results for Cavallo Point from April 1, 2018 to June 30, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include all of the Company's hotels for its respective ownership periods.

For the six months ended June 30, 2019, the Company reported the following:

	Year to Date
	2019	2018	Change
Comparable Operating Results (1)
ADR	$234.35	$233.29	0.5%
Occupancy	78.1%	78.2%	-0.1 percentage points
RevPAR	$182.98	$182.42	0.3%
Total RevPAR	$264.86	$257.64	2.8%
Revenues	$457.4 million	$443.9 million	3.0%
Hotel Adjusted EBITDA	$134.0 million	$131.8 million	1.7%
Hotel Adjusted EBITDA Margin	29.30%	29.69%	-39 basis points

Actual Operating Results (2)
Revenues	$460.3 million	$419.5 million	9.7%
Net income	$38.1 million	$32.3 million	$5.8 million
Earnings per diluted share	$0.19	$0.16	$0.03
Adjusted EBITDA	$130.2 million	$119.3 million	$10.9 million
Adjusted FFO	$107.1 million	$99.3 million	$7.8 million
Adjusted FFO per diluted share	$0.53	$0.49	$0.04
(1) Comparable operating results exclude Frenchman’s Reef for all periods presented and Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 and include pre-acquisition operating results for The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and Cavallo Point from January 1, 2018 to June 30, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.
(2) Actual operating results include all of the Company's hotels for its respective ownership periods.

Financing Activity

On July 25, 2019, the Company entered into a credit agreement that provides for a $400 million senior unsecured revolving credit facility and a five-year $350 million senior unsecured term loan. The Company used the proceeds from the new term loan to repay $300 million of outstanding senior unsecured term loans. The credit facility matures in July 2023, with a one-year extension option, and the term loan matures in July 2024. The interest rate is based on the Company's leverage ratio and has a pricing grid ranging from 140 to 205 basis points over LIBOR for the credit facility and 135 to 200 basis points over LIBOR for the term loan.

Frenchman's Reef Insurance Claim Update

As previously disclosed, the Company has filed an insurance claim resulting from the hurricanes that impacted Frenchman’s Reef in 2017. The Company is in the process of rebuilding the resort following the significant damage caused by the hurricanes and expects to reopen the resort in 2020. Under its insurance policy, the Company is entitled to be compensated for, among other things, the cost to replace the damaged property, as well as lost profits during the rebuilding period. The Company and its insurers are in litigation regarding the Company's insurance claim. The current trial date is set for January 2020.

Capital Expenditures

The Company invested approximately $47.0 million in capital improvements at its operating hotels during the six months ended June 30, 2019. The Company expects to invest approximately $125 million on capital improvements at its hotels in 2019. Significant projects in 2019 include the following:

•	Hotel Emblem San Francisco: In January 2019, the Company completed the repositioning and rebranding of Hotel Emblem, which is now part of Viceroy's Urban Collection.

•	JW Marriott Denver Cherry Creek: The Company completed the renovation of the hotel's guestrooms and meeting space during the first quarter and expects to renovate the public space later this year.

•
Sheraton Suites Key West: The Company expects to complete a comprehensive repositioning renovation of the hotel, which will include upgrades to the resort’s entrance, lobby, restaurant, outdoor lounge, pool area and guestrooms. In order to minimize disruption, the renovation is scheduled to occur from August to November, the hotel’s slowest period of the year.

•
The Lodge at Sonoma: The Company expects to enhance the overall resort to close the rate gap with the luxury competition in the market. Enhancements include adding a restaurant by Michael Mina and upgrading the spa to a luxury level.

•
Vail Marriott: The Company expects to complete the second phase of the hotel renovation, which includes upgrading the spa and fitness center. The scope of this project is consistent with the Company's multi-phased strategy to renovate the hotel to a luxury standard in order to position it for an upbranding in 2021 to close the rate gap with the luxury competitive set.

•	Worthington Renaissance: The Company expects to renovate the lobby and complete a return-on-investment repositioning of the restaurant outlets during the third quarter of 2019.

Balance Sheet

As of June 30, 2019, the Company had $41.9 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consisted of property-specific mortgage debt, $350.0 million of unsecured term loans and $105.0 million of borrowings on its $300.0 million senior unsecured credit facility. Following the refinancing on July 25, 2019, the Company had approximately $35 million of unrestricted cash on hand and approximately $1.1 billion of total debt, which consisted of property-specific mortgage debt, $400.0 million of unsecured term loans and $75.0 million of borrowings on its $400.0 million senior unsecured credit facility.

Share Repurchase Program

During the second quarter of 2019, the Company repurchased 1.0 million shares of its common stock at an average price of $9.95 per share for a total purchase price of $10.0 million. Subsequent to quarter end, the Company repurchased 0.3 million shares of its common stock at an average price of $9.96 per share for a total purchase price of $2.8 million. The Company has repurchased 7.8 million shares of its common stock at an average price of $9.58 per share since it began repurchasing shares in December 2018. The Company has $175.2 million of remaining authorized capacity under its $250 million share repurchase program.

Guidance
The Company is providing annual guidance for 2019, but does not undertake to update it for any developments in its business. Achievement of the anticipated results is subject to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. Comparable RevPAR growth assumes all of the Company’s hotels were owned as of January 1, 2018, but excludes Havana Cabana Key West from January 1 to March 31, 2018 and 2019, Hotel Emblem from September 1 to December 31, 2018 and 2019 and Frenchman’s Reef for all periods.

The Company is updating its guidance and introducing full year 2019 Comparable Total RevPAR growth guidance. The high end of Comparable RevPAR growth and Adjusted EBITDA guidance were reduced to reflect softer business transient demand in the second quarter, which is expected to continue during the second half of 2019. Adjusted FFO per share guidance was increased to reflect the benefit of the recent share repurchases, as well as lower anticipated interest expense. The Company now expects full year 2019 results to be as follows:

	Prior Guidance		Revised Guidance		Change at Midpoint
Metric	Low End	High End	Low End	High End

(Includes Frenchman's Reef Business Interruption Agreed Upon For Partial Year 2019)
Comparable RevPAR Growth	0.5 percent	2.5 percent	0 percent	1.5 percent	-75 basis points
Comparable Total RevPAR Growth	Not provided		0.5 percent	2.5 percent	N/A
Adjusted EBITDA	$256 million	$268 million	$256 million	$265 million	-$1.5 million
Adjusted FFO	$204 million	$214 million	$206 million	$214 million	+$1.0 million
Adjusted FFO per share (based on 204 million diluted shares)	$1.00 per share	$1.04 per share	$1.01 per share	$1.05 per share	+$0.01 per share

The guidance above incorporates business interruption insurance income related to Frenchman's Reef of $8.8 million, which is less than the $16.1 million recognized in 2018. The Company believes it is entitled to at least $16.1 million of business interruption insurance income for the full year 2019, but the insurers have only agreed to $8.8 million at this time, which represents lost profits through April 2019. The Company continues to pursue from insurers all of the amounts to which it believes it is legally entitled under its insurance policies, but the timing of a resolution is uncertain. The following chart provides a quarterly comparison of income received from business interruption insurance in 2018 and projected for 2019:

Frenchman's Reef BI Income	Quarter 1	Quarter 2	Quarter 3	Quarter 4	Full Year
2018	$5.3 million	$2.0 million	$5.7 million	$3.1 million	$16.1 million
2019	$8.8 million	$0.0 million	TBD	TBD	$8.8 million + TBD
The Company expects approximately 24.5% to 25.5% of its full year 2019 Adjusted EBITDA to be earned during the third quarter of 2019.

Selected Quarterly Comparable Operating Information

The following table is presented to provide investors with selected quarterly comparable operating information. The operating information includes the Company's 2018 acquisitions for all periods and excludes Havana Cabana Key West from January 1, 2018 to March 31, 2018, Hotel Emblem from September 1, 2018 to December 31, 2018 and Frenchman's Reef for all periods.

	Quarter 1, 2018	Quarter 2, 2018	Quarter 3, 2018	Quarter 4, 2018	Full Year 2018
ADR	$215.62	$248.73	$235.89	$244.43	$236.71
Occupancy	73.6%	82.7%	82.2%	76.9%	78.9%
RevPAR	$158.72	$205.69	$193.90	$188.06	$186.75
Revenues (in thousands)	$195,580	$248,351	$232,028	$231,328	$907,287
Hotel Adjusted EBITDA (in thousands)	$47,577	$84,225	$72,513	$69,921	$274,236
% of full Year	17.35%	30.71%	26.44%	25.50%	100.0%
Hotel Adjusted EBITDA Margin	24.33%	33.91%	31.25%	30.23%	30.23%
Available Rooms	853,470	869,590	879,368	873,540	3,475,968

Earnings Call
The Company will host a conference call to discuss its second quarter results on Tuesday, August 6, 2019, at 9:30 a.m. Eastern Time (ET). To participate in the live call, investors are invited to dial 844-287-6622 (for domestic callers) or 530-379-4559 (for international callers). The participant passcode is 3571079. A live webcast of the call will be available via the investor relations section of DiamondRock Hospitality Company’s website at www.drhc.com or www.earnings.com. A replay of the webcast will also be archived on the website for one week.

About the Company
DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that is an owner of a leading portfolio of geographically diversified hotels concentrated in top gateway markets and destination resort locations. The Company owns 31 premium quality hotels with over 10,000 rooms. The Company has strategically positioned its hotels to be operated both under leading global brand families as well as unique boutique hotels in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made, including statements related to the expected duration of closure of Frenchman’s Reef and anticipated insurance coverage. These risks include, but are not limited to: national and local economic and business conditions, including the potential for additional terrorist attacks, that will affect occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share amounts)
(unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Property and equipment, net	$2,979,486	$2,944,617
Right-of-use assets (1)	98,833	—
Favorable lease assets, net	—	63,945
Restricted cash	47,561	47,735
Due from hotel managers	111,107	86,914
Prepaid and other assets (2)	16,567	10,506
Cash and cash equivalents	41,904	43,863
Total assets	$3,295,458	$3,197,580
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other debt, net of unamortized debt issuance costs	$623,273	$629,747
Term loans, net of unamortized debt issuance costs	348,486	348,219
Senior unsecured credit facility	105,000	—
Total debt	1,076,759	977,966

Deferred income related to key money, net	11,541	11,739
Unfavorable contract liabilities, net	68,547	73,151
Deferred rent	49,939	93,719
Lease liabilities (1)	102,324	—
Due to hotel managers	77,557	72,678
Distributions declared and unpaid	25,667	26,339
Accounts payable and accrued expenses (3)	57,314	51,395
Total liabilities	1,469,648	1,306,987
Equity:
Preferred stock, $0.01 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 400,000,000 shares authorized; 200,477,286 and 204,536,485 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	2,005	2,045
Additional paid-in capital	2,089,745	2,126,472
Accumulated deficit	(273,849)	(245,620)
Total stockholders’ equity	1,817,901	1,882,897
Noncontrolling interests	7,909	7,696
Total equity	1,825,810	1,890,593
Total liabilities and equity	$3,295,458	$3,197,580

(1) On January 1, 2019, we adopted Accounting Standard No. 2016-02, Leases (Topic 842), as amended. The new standard requires that all leases be recognized as lease assets and lease liabilities on the balance sheet. As a result, we have recognized $98.8 million of right-of-use assets and $102.3 million of lease liabilities as of June 30, 2019. The adoption did not affect our statement of operations.

(2) Includes $2.6 million and $0.2 million of insurance receivables, $0.3 million of deferred tax assets, $7.3 million and $3.9 million of prepaid expenses and $6.4 million and $6.1 million of other assets as of June 30, 2019 and December 31, 2018, respectively.

(3) Includes $7.2 million of deferred tax liabilities, $4.6 million and $1.9 million of accrued hurricane-related costs, $18.4 million and $17.8 million of accrued property taxes, $15.3 million and $12.4 million of accrued capital expenditures, and $11.8 million and $12.1 million of other accrued liabilities as of June 30, 2019 and December 31, 2018, respectively.

DIAMONDROCK HOSPITALITY COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share amounts)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Rooms	$181,629	$175,058	$318,282	$304,036
Food and beverage	60,714	51,572	111,179	92,364
Other	15,575	11,319	30,832	23,079
Total revenues	257,918	237,949	460,293	419,479
Operating Expenses:
Rooms	42,922	40,593	81,741	76,193
Food and beverage	36,456	31,701	69,606	59,155
Management fees	7,317	6,610	12,657	9,443
Franchise fees	7,208	6,875	13,067	12,778
Other hotel expenses	81,319	82,368	156,798	149,928
Depreciation and amortization	29,335	26,033	58,331	50,935
Corporate expenses	7,403	7,832	14,467	17,618
Business interruption insurance income	—	(2,000)	(8,822)	(8,027)
Total operating expenses, net	211,960	200,012	397,845	368,023

Interest and other income, net	(105)	(296)	(408)	(807)
Interest expense	12,418	10,274	24,080	20,151
Total other expenses, net	12,313	9,978	23,672	19,344
Income before income taxes	33,645	27,959	38,776	32,112
Income tax (expense) benefit	(4,571)	50	(722)	235
Net income	29,074	28,009	38,054	32,347
Less: Net income attributable to noncontrolling interests	(114)	—	(149)	—
Net income attributable to common stockholders	$28,960	$28,009	$37,905	$32,347
Earnings per share:
Basic earnings per share	$0.14	$0.14	$0.19	$0.16
Diluted earnings per share	$0.14	$0.14	$0.19	$0.16

Weighted-average number of common shares outstanding:
Basic	202,405,507	203,574,282	202,610,178	202,366,359
Diluted	202,900,639	204,516,142	203,106,490	203,366,890

Non-GAAP Financial Measures

We use the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO. These measures should not be considered in isolation or as a substitute for measures of performance in accordance with U.S. GAAP. EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO, as calculated by us, may not be comparable to other companies that do not define such terms exactly as the Company.

Use and Limitations of Non-GAAP Financial Measures

Our management and Board of Directors use EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel Adjusted EBITDA, FFO and Adjusted FFO to evaluate the performance of our hotels and to facilitate comparisons between us and other lodging REITs, hotel owners who are not REITs and other capital intensive companies. The use of these non-GAAP financial measures has certain limitations. These non-GAAP financial measures as presented by us, may not be comparable to non-GAAP financial measures as calculated by other real estate companies. These measures do not reflect certain expenses or expenditures that we incurred and will incur, such as depreciation, interest and capital expenditures. We compensate for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our reconciliations to the most comparable U.S. GAAP financial measures, and our consolidated statements of operations and cash flows, include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures.

These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with U.S. GAAP. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by U.S. GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our U.S. GAAP results and the reconciliations to the corresponding U.S. GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure.

EBITDA, EBITDAre and FFO

EBITDA represents net income (calculated in accordance with U.S. GAAP) excluding: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; and (3) depreciation and amortization. The Company computes EBITDAre in accordance with the National Association of Real Estate Investment Trusts ("Nareit") guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre represents net income (calculated in accordance with U.S. GAAP) adjusted for: (1) interest expense; (2) provision for income taxes, including income taxes applicable to sale of assets; (3) depreciation and amortization; (4) gains or losses on the disposition of depreciated property including gains or losses on change of control; (5) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (6) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

We believe EBITDA and EBITDAre are useful to an investor in evaluating our operating performance because they help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization, and in the case of EBITDAre, impairment and gains or losses on dispositions of depreciated property) from our operating results. In addition, covenants included in our debt agreements use EBITDA as a measure of financial compliance. We also use EBITDA and EBITDAre as measures in determining the value of hotel acquisitions and dispositions.

The Company computes FFO in accordance with standards established by the Nareit, which defines FFO as net income determined in accordance with U.S. GAAP, excluding gains or losses from sales of properties and impairment losses, plus real estate related depreciation and amortization. The Company believes that the presentation of FFO provides useful information to investors regarding its operating performance because it is a measure of the Company's operations without regard to specified non-cash items, such as real estate related depreciation and amortization and gains or losses on the sale of assets. The Company also uses FFO as one measure in assessing its operating results.

Hotel EBITDA

Hotel EBITDA represents net income excluding: (1) interest expense, (2) income taxes, (3) depreciation and amortization, (4) corporate general and administrative expenses (shown as corporate expenses on the consolidated statements of operations), and (5) hotel acquisition costs. We believe that Hotel EBITDA provides our investors a useful financial measure to evaluate our hotel operating performance, excluding the impact of our capital structure (primarily interest), our asset base (primarily depreciation and amortization), and our corporate-level expenses (corporate expenses and hotel acquisition costs). With respect to Hotel EBITDA, we believe that excluding the effect of corporate-level expenses provides a more complete understanding of the operating results over which individual hotels and third-party management companies have direct control. We believe property-level results provide investors with supplemental information on the ongoing operational performance of our hotels and effectiveness of the third-party management companies operating our business on a property-level basis.

Adjustments to EBITDAre, FFO and Hotel EBITDA

We adjust EBITDAre, FFO and Hotel EBITDA when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance and that the presentation of Adjusted EBITDA, Adjusted FFO and Hotel Adjusted EBITDA when combined with U.S. GAAP net income, EBITDA, FFO and Hotel EBITDA, is beneficial to an investor's complete understanding of our consolidated and property-level operating performance. Hotel Adjusted EBITDA margins are calculated as Hotel Adjusted EBITDA divided by total hotel revenues. We adjust EBITDA, FFO and Hotel EBITDA for the following items:

•
Non-Cash Lease Expense and Other Amortization: We exclude the non-cash expense incurred from the straight line recognition of expense from our ground leases and other contractual obligations and the non-cash amortization of our favorable and unfavorable contracts, originally recorded in conjunction with certain hotel acquisitions. We exclude these non-cash items because they do not reflect the actual cash amounts due to the respective lessors and service providers in the current period and they are of lesser significance in evaluating our actual performance for that period.

•
Cumulative Effect of a Change in Accounting Principle: The Financial Accounting Standards Board promulgates new accounting standards that require or permit the consolidated statement of operations to reflect the cumulative effect of a change in accounting principle. We exclude the effect of these adjustments, which include the accounting impact from prior periods, because they do not reflect the Company’s actual underlying performance for the current period.

•
Gains or Losses from Early Extinguishment of Debt: We exclude the effect of gains or losses recorded on the early extinguishment of debt because these gains or losses result from transaction activity related to the Company’s capital structure that we believe are not indicative of the ongoing operating performance of the Company or our hotels.

•
Hotel Acquisition Costs: We exclude hotel acquisition costs expensed during the period because we believe these transaction costs are not reflective of the ongoing performance of the Company or our hotels.

•
Severance Costs: We exclude corporate severance costs, or reversals thereof, incurred with the termination of corporate-level employees and severance costs incurred at our hotels related to lease terminations or structured severance programs because we believe these costs do not reflect the ongoing performance of the Company or our hotels.

•
Hotel Manager Transition Items: We exclude the transition items associated with a change in hotel manager because we believe these items do not reflect the ongoing performance of the Company or our hotels.

•
Other Items:  From time to time we incur costs or realize gains that we consider outside the ordinary course of business and that we do not believe reflect the ongoing performance of the Company or our hotels. Such items may include, but are not limited to, the following: pre-opening costs incurred with newly developed hotels; lease preparation costs incurred to prepare vacant space for marketing; management or franchise contract termination fees; gains or losses from legal settlements; costs incurred related to natural disasters; and gains from insurance proceeds, other than income related to business interruption insurance.

In addition, to derive Adjusted FFO we exclude any fair value adjustments to derivative instruments. We exclude these non-cash amounts because they do not reflect the underlying performance of the Company.

Reconciliations of Non-GAAP Measures

EBITDA, EBITDAre and Adjusted EBITDA

The following tables are reconciliations of our GAAP net income to EBITDA, EBITDAre and Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$29,074	$28,009	$38,054	$32,347
Interest expense	12,418	10,274	24,080	20,151
Income tax expense (benefit)	4,571	(50)	722	(235)
Real estate related depreciation and amortization	29,335	26,033	58,331	50,935
EBITDA/EBITDAre	75,398	64,266	121,187	103,198
Non-cash lease expense and other amortization	1,784	1,442	3,499	2,499
Uninsured costs related to natural disasters (1)	3,700	1,529	5,067	1,315
Hotel manager transition and pre-opening items (2)	171	384	468	(1,799)
Severance costs (3)	—	8,195	—	14,042
Adjusted EBITDA	$81,053	$75,816	$130,221	$119,255

(1)	Represents professional fees and other costs incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
Three months ended June 30, 2019 consist of (a) $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center. Six months ended June 30, 2019 consists of (a) $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem and (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center. Three months ended June 30, 2018 consists of (a) transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West. Six months ended June 30, 2018 consists of (a) transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West, offset by $2.2 million of accelerated amortization of key money received from Marriott in connection with the termination of the management agreement for Frenchman's Reef.

(3)
Three months ended June 30, 2018 consists of (a) $8.1 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.1 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations. Six months ended June 30, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $3.1 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$70,000	$83,000
Interest expense	49,000	48,000
Income tax expense	3,000	5,000
Real estate related depreciation and amortization	116,000	111,000
EBITDA/EBITDAre	238,000	247,000
Non-cash lease expense and other amortization	7,100	7,100
Hotel manager transition and pre-opening items	500	500
Loss on early extinguishment of debt	2,400	2,400
Uninsured costs related to natural disasters	8,000	8,000
Adjusted EBITDA	$256,000	$265,000

Hotel EBITDA and Hotel Adjusted EBITDA
The following table is a reconciliation of our GAAP net income to Hotel EBITDA and Hotel Adjusted EBITDA (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income	$29,074	$28,009	$38,054	$32,347
Interest expense	12,418	10,274	24,080	20,151
Income tax expense (benefit)	4,571	(50)	722	(235)
Real estate related depreciation and amortization	29,335	26,033	58,331	50,935
EBITDA	75,398	64,266	121,187	103,198
Corporate expenses	7,403	7,832	14,467	17,618
Interest and other income, net	(105)	(296)	(408)	(807)
Uninsured costs related to natural disasters (1)	3,700	1,529	5,067	1,315
Severance costs (2)	—	8,081	—	10,914
Hotel EBITDA	86,396	81,412	140,313	132,238
Non-cash lease expense and other amortization	1,784	1,442	3,499	2,499
Hotel manager transition and pre-opening items (3)	171	384	468	(1,799)
Hotel Adjusted EBITDA	$88,351	$83,238	$144,280	$132,938

(1)     Represents professional fees and other costs incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.
(2) Three months ended June 30, 2018 consists of (a) $8.1 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.1 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations. Six months ended June 30, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $3.1 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.
(3) Three months ended June 30, 2019 consist of (a) $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center. Six months ended June 30, 2019 consists of (a) $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem and (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center. Three months ended June 30, 2018 consists of (a) transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West. Six months ended June 30, 2018 consists of (a) transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West, offset by $2.2 million of accelerated amortization of key money received from Marriott in connection with the termination of the management agreement for Frenchman's Reef.

FFO and Adjusted FFO
The following tables are reconciliations of our GAAP net income to FFO and Adjusted FFO (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,

	2019	2018	2019	2018
Net income	$29,074	$28,009	$38,054	$32,347
Real estate related depreciation and amortization	29,335	26,033	58,331	50,935
Impairment losses	—	—	—	—
FFO	58,409	54,042	96,385	83,282
Non-cash lease expense and other amortization	1,784	1,442	3,499	2,499
Uninsured costs related to natural disasters (1)	3,700	1,529	5,067	1,315
Hotel manager transition and pre-opening items (2)	171	384	468	(1,799)
Severance costs (3)	—	8,195	—	14,042
Fair value adjustments to derivative instruments	1,075	—	1,647	—
Adjusted FFO	$65,139	$65,592	$107,066	$99,339
Adjusted FFO per diluted share	$0.32	$0.32	$0.53	$0.49

(1)	Represents professional fees and other costs incurred at our hotels impacted by Hurricanes Irma or Maria that have not been or are not expected to be recovered by insurance.

(2)
Three months ended June 30, 2019 consist of (a) $0.1 million of pre-opening costs related to the reopening of the Hotel Emblem and (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center. Six months ended June 30, 2019 consists of (a) $0.4 million of pre-opening costs related to the reopening of the Hotel Emblem and (b) $0.1 million of manager transition costs related to the Westin Washington, D.C. City Center. Three months ended June 30, 2018 consists of (a) transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West. Six months ended June 30, 2018 consists of (a) transition costs of $0.1 million related to the Hotel Emblem, L'Auberge de Sedona and Orchards Inn Sedona and (b) pre-opening costs of $0.3 million related to the reopening of the Havana Cabana Key West, offset by $2.2 million of accelerated amortization of key money received from Marriott in connection with the termination of the management agreement for Frenchman's Reef.

(3)
Three months ended June 30, 2018 consists of (a) $8.1 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $0.1 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations. Six months ended June 30, 2018 consists of (a) $10.9 million related to payments made to unionized employees under a voluntary buyout program at the Lexington Hotel New York, which are classified within other hotel expenses on the consolidated statement of operations and (b) $3.1 million related to the departure of our former Chief Financial Officer, which is classified within corporate expenses on the consolidated statement of operations.

	Full Year 2019 Guidance
	Low End	High End
Net income	$70,000	$83,000
Real estate related depreciation and amortization	116,000	111,000
FFO	186,000	194,000
Non-cash lease expense and other amortization	7,100	7,100
Hotel manager transition and pre-opening items	500	500
Loss on early extinguishment of debt	2,400	2,400
Uninsured costs related to natural disasters	8,000	8,000
Fair value adjustments to derivative instruments	2,000	2,000
Adjusted FFO	$206,000	$214,000
Adjusted FFO per diluted share	$1.01	$1.05

Reconciliation of Comparable Operating Results

The following presents the revenues, Hotel Adjusted EBITDA and Hotel Adjusted EBITDA Margin together with comparable prior year results, which includes the pre-acquisition results for our 2018 acquisitions and excludes the results for closed hotels (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues	$257,918	$237,949	$460,293	$419,479
Hotel revenues from prior ownership (1)	—	10,442	—	24,450
Hotel revenues from closed hotels (2)	—	(40)	(2,916)	—
Comparable Revenues	$257,918	$248,351	$457,377	$443,929

Hotel Adjusted EBITDA	$88,351	$83,238	$144,280	$132,938
Hotel Adjusted EBITDA from prior ownership (1)	—	3,036	—	6,211
Hotel Adjusted EBITDA from closed hotels (2)	2	(2,049)	(10,247)	(7,347)
Comparable Hotel Adjusted EBITDA	$88,353	$84,225	$134,033	$131,802

Hotel Adjusted EBITDA Margin	34.26%	34.98%	31.35%	31.69%
Comparable Hotel Adjusted EBITDA Margin	34.26%	33.91%	29.30%	29.69%

(1)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and Cavallo Point for the period from January 1, 2018 to June 30, 2018. Pre-acquisition operating results were obtained from the seller during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the seller and these pre-acquisition operating results were not audited or reviewed by the Company's independent auditors.

(2)	Amounts represent the operating results of Frenchman's Reef for all periods presented and Havana Cabana Key West for January 1 to March 31, 2019 and the comparable period of 2018.

Comparable Hotel Operating Expenses
The following table sets forth hotel operating expenses for the three and six months ended June 30, 2019 and 2018 for each of the hotels that we owned during these periods. Our GAAP hotel operating expenses for the three and six months ended June 30, 2019 and 2018 consisted of the line items set forth below (dollars in thousands) under the column titled “As Reported.” The amounts reported in this column include amounts that are not comparable period-over-period. In order to reflect the period in 2019 comparable to 2018, the amounts in the column titled “Adjustments for Acquisitions” represent the pre-acquisition operating costs of The Landing Resort & Spa and the Hotel Palomar for the period from January 1, 2018 to February 28, 2018 and Cavallo Point for the period from January 1, 2018 to June 30, 2018. The amounts in the column titled “Adjustments for Closed Hotels” represent the operating costs for all periods presented of Frenchman's Reef and Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018. Both Frenchman's Reef and Havana Cabana Key West closed in early September 2017 in advance of Hurricane Irma. Havana Cabana Key West reopened in April 2018 and Frenchman's Reef remains closed. We provide this important supplemental information to our investors because this information provides a useful means for investors to measure our operating performance on a comparative basis. See the column titled “Comparable."
These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP in this release. They should not be considered as alternatives to operating profit, cash flow from operations, or any other operating performance measure prescribed by GAAP. These non-GAAP financial measures reflect additional ways of viewing our operations at our hotels that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. We strongly encourage investors to review our financial information in its entirety and not to rely on a single financial measure. In particular, we note the pre-acquisition operating results set forth in the column titled “Adjustments for Acquisitions” were obtained from the respective sellers of the hotels during the acquisition due diligence process. We have made no adjustments to the amounts provided to us by the respective sellers. The pre-acquisition operating results were not audited or reviewed by our independent auditors.

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Three Months Ended June 30,							Three Months Ended June 30,
	2019	2018	% Change	2019	2018	2019	2018	2019	2018	% Change

Rooms departmental expenses	$42,922	$40,593	5.7%	$—	$—	$—	$1,269	$42,922	$41,862	2.5%
Food and beverage departmental expenses	36,456	31,701	15.0%	4	—	—	3,000	36,460	34,701	5.1%
Other direct departmental	3,767	2,517	49.7%	(1)	—	—	1,030	3,766	3,547	6.2%
General and administrative	21,593	19,283	12.0%	1	—	—	984	21,594	20,267	6.5%
Utilities	4,927	5,002	(1.5)%	—	—	—	7	4,927	5,009	(1.6)%
Repairs and maintenance	8,792	8,084	8.8%	—	—	—	289	8,792	8,373	5.0%
Sales and marketing	17,206	16,240	5.9%	(1)	—	—	436	17,205	16,676	3.2%
Franchise fees	7,208	6,875	4.8%	—	—	—	—	7,208	6,875	4.8%
Base management fees	5,495	5,060	8.6%	—	12	—	261	5,495	5,333	3.0%
Incentive management fees	1,822	1,550	17.5%	—	—	—	—	1,822	1,550	17.5%
Property taxes	13,951	14,138	(1.3)%	—	—	—	—	13,951	14,138	(1.3)%
Lease expense	3,321	3,130	6.1%	—	—	—	—	3,321	3,130	6.1%
Insurance	2,308	1,938	19.1%	—	—	—	125	2,308	2,063	11.9%
Severance costs	—	8,081	(100.0)%	—	—	—	—	—	8,081	(100.0%)
Uninsured costs related to natural disasters	3,700	1,529	142.0%	(3,700)	(1,529)	—	—	—	—	—%
Hotel manager transition/pre-opening items	171	384	(55.5)%	—	(313)	—	—	171	71	140.8%
Other fixed expenses	1,583	2,042	(22.5)%	(5)	2	—	—	1,578	2,044	(22.8)%
Total hotel operating expenses	$175,222	$168,147	4.2%	$(3,702)	$(1,828)	$—	$7,401	$171,520	$173,720	(1.3)%
Severance costs	—	(8,081)		—	—	—	—	—	(8,081)
Uninsured costs related to natural disasters	(3,700)	(1,529)		3,700	1,529	—	—	—	—
Hotel manager transition/pre-opening items	(171)	(384)		—	313	—	—	(171)	(71)
Non-cash lease expense and other amortization	(1,784)	(1,442)		—	—	—	—	(1,784)	(1,442)
Total adjusted hotel operating expenses	$169,567	$156,711	8.2%	$(2)	$14	$—	$7,401	$169,565	$164,126	3.3%

	As Reported			Adjustments for Closed Hotels		Adjustments for Acquisitions		Comparable
	Six Months Ended June 30,							Six Months Ended June 30,
	2019	2018	% Change	2019	2018	2019	2018	2019	2018	% Change

Rooms departmental expenses	$81,741	$76,193	7.3%	$(463)	$—	$—	$3,321	$81,278	$79,514	2.2%
Food and beverage departmental expenses	69,606	59,155	17.7%	(198)	—	—	7,128	69,408	66,283	4.7%
Other direct departmental	7,610	5,019	51.6%	(59)	—	—	2,141	7,551	7,160	5.5%
General and administrative	41,105	36,302	13.2%	(190)	—	—	2,334	40,915	38,636	5.9%
Utilities	10,051	10,032	0.2%	(86)	—	—	146	9,965	10,178	(2.1)%
Repairs and maintenance	17,301	15,872	9.0%	(99)	—	—	759	17,202	16,631	3.4%
Sales and marketing	32,672	30,173	8.3%	(108)	(34)	—	1,252	32,564	31,391	3.7%
Franchise fees	13,067	12,778	2.3%	—	—	—	—	13,067	12,778	2.3%
Base management fees	9,909	6,682	48.3%	(88)	2,185	—	642	9,821	9,509	3.3%
Incentive management fees	2,748	2,761	(0.5)%	—	—	—	—	2,748	2,761	(0.5)%
Property taxes	28,475	27,793	2.5%	(65)	(53)	—	81	28,410	27,821	2.1%
Lease expense	6,410	5,677	12.9%	—	—	—	50	6,410	5,727	11.9%
Insurance	4,306	3,139	37.2%	(113)	(53)	—	309	4,193	3,395	23.5%
Severance costs	—	10,914	(100.0%)	—	—	—	—	—	10,914	(100.0%)
Uninsured costs related to natural disasters	5,067	1,315	285.3%	(5,067)	(1,315)	—	—	—	—	—%
Hotel manager transition/pre-opening items	468	384	21.9%	—	(313)	—	—	468	71	559.2%
Other fixed expenses	3,333	3,308	0.8%	(22)	(6)	—	119	3,311	3,421	(3.2)%
Total hotel operating expenses	$333,869	$307,497	8.6%	$(6,558)	$411	$—	$18,282	$327,311	$326,190	0.3%
Severance costs	—	(10,914)		—	—	—	—	—	(10,914)
Uninsured costs related to natural disasters	(5,067)	(1,844)		5,067	1,315	—	—	—	(529)
Hotel manager transition/pre-opening items	(468)	1,799		—	(1,870)	—	—	(468)	(71)
Non-cash lease expense and other amortization	(3,499)	(2,499)		—	—	—	(50)	(3,499)	(2,549)
Total adjusted hotel operating expenses	$324,835	$294,039	10.5%	$(1,491)	$(144)	$—	$18,232	$323,344	$312,127	3.6%

Market Capitalization as of June 30, 2019
(in thousands)
Enterprise Value

Common equity capitalization (at June 30, 2019 closing price of $10.34/share)	$2,089,459
Consolidated debt (face amount)	1,081,902
Cash and cash equivalents	(41,904)
Total enterprise value	$3,129,457
Share Reconciliation

Common shares outstanding	200,477
Unvested restricted stock held by management and employees	412
Share grants under deferred compensation plan	1,186
Combined shares outstanding	202,075

Debt Summary as of August 5, 2019
(dollars in thousands)
Loan	Interest Rate	Term	Outstanding Principal	Maturity
Marriott Salt Lake City Downtown	4.25%	Fixed	$54,010	November 2020
Westin Washington D.C. City Center	3.99%	Fixed	61,465	January 2023
The Lodge at Sonoma, a Renaissance Resort & Spa	3.96%	Fixed	27,242	April 2023
Westin San Diego	3.94%	Fixed	62,491	April 2023
Courtyard Manhattan / Midtown East	4.40%	Fixed	81,736	August 2024
Renaissance Worthington	3.66%	Fixed	81,585	May 2025
JW Marriott Denver at Cherry Creek	4.33%	Fixed	61,735	July 2025
Westin Boston Waterfront Hotel	4.36%	Fixed	192,283	November 2025
New Market Tax Credit loan(1)	5.17%	Fixed	2,943	December 2020
Unamortized debt issuance costs			(3,553)
Total mortgage and other debt, net of unamortized debt issuance costs			621,937

Unsecured term loan	LIBOR + 1.40(2)	Variable	350,000	July 2024
Unsecured term loan	LIBOR + 1.40(3)	Fixed	50,000	October 2023
Unamortized debt issuance costs			(1,144)
Unsecured term loans, net of unamortized debt issuance costs			398,856

Senior unsecured credit facility	LIBOR + 1.45	Variable	75,000	July 2023 (4)

Total debt, net of unamortized debt issuance costs			$1,095,793
Weighted-average interest rate of fixed rate debt	4.14%
Total weighted-average interest rate	4.09%

(1)	Assumed in connection with the acquisition of the Hotel Palomar Phoenix in March 2018.

(2)	The Company entered into an interest rate swap agreement in July 2019 to fix LIBOR at 1.70% for $175 million of the term loan through July 2024.

(3)	The Company entered into an interest rate swap agreement in January 2019 to fix LIBOR at 2.41% through October 2023.

(4)	May be extended for an additional year upon the payment of applicable fees and the satisfaction of certain customary conditions.

Operating Statistics – Second Quarter
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	2Q 2019	2Q 2018	B/(W)	2Q 2019	2Q 2018	B/(W)	2Q 2019	2Q 2018	B/(W)	2Q 2019	2Q 2018	B/(W)
Atlanta Alpharetta Marriott	$160.44	$172.93	(7.2)%	74.8%	70.5%	4.3%	$119.97	$121.94	(1.6)%	33.87%	34.26%	-39 bps
Bethesda Marriott Suites	$188.39	$192.20	(2.0)%	83.3%	81.0%	2.3%	$156.97	$155.69	0.8%	38.38%	38.28%	10 bps
Boston Westin	$278.41	$276.00	0.9%	85.0%	81.7%	3.3%	$236.51	$225.45	4.9%	35.78%	32.49%	329 bps
Hilton Boston Downtown	$375.21	$341.34	9.9%	90.5%	90.8%	(0.3)%	$339.67	$310.10	9.5%	46.90%	46.82%	8 bps
Hilton Burlington	$191.05	$191.14	—%	84.0%	82.8%	1.2%	$160.56	$158.26	1.5%	38.79%	41.83%	-304 bps
Cavallo Point	$467.43	$446.53	4.7%	64.0%	66.7%	(2.7)%	$299.11	$297.80	0.4%	29.54%	29.07%	47 bps
Renaissance Charleston	$301.89	$290.65	3.9%	90.3%	92.2%	(1.9)%	$272.57	$268.00	1.7%	48.92%	47.55%	137 bps
Chicago Marriott	$253.76	$255.82	(0.8)%	83.6%	83.8%	(0.2)%	$212.22	$214.30	(1.0)%	37.94%	36.52%	142 bps
Chicago Gwen	$285.70	$287.54	(0.6)%	87.9%	88.9%	(1.0)%	$251.18	$255.75	(1.8)%	35.23%	35.06%	17 bps
Courtyard Denver Downtown	$207.53	$205.16	1.2%	83.8%	82.6%	1.2%	$173.87	$169.45	2.6%	53.27%	47.91%	536 bps
Hotel Emblem	$227.87	$196.04	16.2%	87.1%	85.0%	2.1%	$198.47	$166.70	19.1%	23.91%	23.13%	78 bps
Courtyard Fifth Avenue	$270.86	$289.88	(6.6)%	90.9%	93.1%	(2.2)%	$246.20	$269.86	(8.8)%	22.48%	26.36%	-388 bps
Courtyard Midtown East	$274.26	$280.46	(2.2)%	97.3%	96.3%	1.0%	$266.76	$269.99	(1.2)%	32.72%	33.02%	-30 bps
Fort Lauderdale Westin	$198.53	$185.34	7.1%	80.7%	85.3%	(4.6)%	$160.28	$158.14	1.4%	30.55%	32.64%	-209 bps
JW Marriott Denver Cherry Creek	$265.01	$258.73	2.4%	79.2%	86.1%	(6.9)%	$209.77	$222.80	(5.8)%	28.39%	35.84%	-745 bps
Havana Cabana Key West	$202.86	$192.99	5.1%	90.4%	73.1%	17.3%	$183.30	$141.11	29.9%	40.24%	12.43%	2781 bps
Sheraton Suites Key West	$244.49	$242.04	1.0%	86.4%	90.8%	(4.4)%	$211.26	$219.68	(3.8)%	35.11%	41.69%	-658 bps
The Landing Resort & Spa	$270.62	$297.88	(9.2)%	55.1%	49.1%	6.0%	$149.15	$146.37	1.9%	2.94%	0.09%	285 bps
Lexington Hotel New York	$268.82	$264.15	1.8%	93.8%	94.3%	(0.5)%	$252.15	$249.16	1.2%	26.80%	27.07%	-27 bps
Hotel Palomar Phoenix	$174.16	$186.98	(6.9)%	86.5%	73.6%	12.9%	$150.69	$137.70	9.4%	27.40%	25.10%	230 bps
Salt Lake City Marriott	$167.09	$174.17	(4.1)%	72.8%	76.0%	(3.2)%	$121.65	$132.35	(8.1)%	36.56%	39.34%	-278 bps
L'Auberge de Sedona	$669.18	$653.01	2.5%	83.8%	78.1%	5.7%	$560.63	$509.90	9.9%	34.02%	33.16%	86 bps
Orchards Inn Sedona	$267.91	$271.22	(1.2)%	85.0%	81.7%	3.3%	$227.70	$221.53	2.8%	37.32%	37.89%	-57 bps
Shorebreak	$258.74	$249.15	3.8%	78.9%	79.1%	(0.2)%	$204.07	$196.97	3.6%	35.27%	26.94%	833 bps
The Lodge at Sonoma	$327.39	$316.55	3.4%	77.4%	76.6%	0.8%	$253.52	$242.47	4.6%	33.26%	32.02%	124 bps
Hilton Garden Inn Times Square Central	$275.97	$277.14	(0.4)%	98.7%	98.1%	0.6%	$272.38	$271.83	0.2%	32.20%	36.46%	-426 bps
Vail Marriott	$174.07	$180.31	(3.5)%	44.3%	37.5%	6.8%	$77.08	$67.58	14.1%	(13.09)%	(24.47)%	1138 bps
Westin San Diego	$199.95	$188.87	5.9%	82.5%	86.7%	(4.2)%	$164.92	$163.82	0.7%	37.63%	37.53%	10 bps
Westin Washington D.C. City Center	$239.48	$250.69	(4.5)%	92.4%	93.0%	(0.6)%	$221.35	$233.22	(5.1)%	38.86%	42.95%	-409 bps
Renaissance Worthington	$192.06	$192.93	(0.5)%	77.5%	77.4%	0.1%	$148.88	$149.28	(0.3)%	38.60%	35.48%	312 bps
Comparable Total (1)	$250.23	$248.73	0.6%	83.1%	82.7%	0.4%	$208.02	$205.69	1.1%	34.26%	33.91%	35 bps

(1)	Amounts exclude the operating results of Frenchman's Reef for all periods presented and include the pre-acquisition operating results of Cavallo Point from April 1, 2018 to June 30, 2018.

Operating Statistics – Year to Date
	ADR			Occupancy			RevPAR			Hotel Adjusted EBITDA Margin
	YTD 2019	YTD 2018	B/(W)	YTD 2019	YTD 2018	B/(W)	YTD 2019	YTD 2018	B/(W)	YTD 2019	YTD 2018	B/(W)
Atlanta Alpharetta Marriott	$168.59	$179.89	(6.3)%	72.6%	67.8%	4.8%	$122.44	$121.95	0.4%	36.39%	35.12%	127 bps
Bethesda Marriott Suites	$181.32	$185.37	(2.2)%	74.4%	66.9%	7.5%	$134.84	$124.10	8.7%	33.14%	29.17%	397 bps
Boston Westin	$245.47	$245.26	0.1%	75.3%	73.2%	2.1%	$184.74	$179.41	3.0%	27.51%	25.41%	210 bps
Hilton Boston Downtown	$290.58	$276.24	5.2%	87.0%	85.1%	1.9%	$252.94	$234.96	7.7%	36.96%	36.73%	23 bps
Hilton Burlington	$163.67	$163.37	0.2%	77.4%	77.6%	(0.2)%	$126.66	$126.75	(0.1)%	31.37%	33.74%	-237 bps
Cavallo Point	$452.75	$433.79	4.4%	63.7%	64.6%	(0.9)%	$288.31	$280.17	2.9%	24.63%	24.90%	-27 bps
Renaissance Charleston	$270.69	$265.52	1.9%	87.1%	87.3%	(0.2)%	$235.71	$231.83	1.7%	43.51%	42.73%	78 bps
Chicago Marriott	$217.58	$221.55	(1.8)%	67.7%	66.8%	0.9%	$147.36	$148.04	(0.5)%	25.35%	22.07%	328 bps
Chicago Gwen	$242.95	$241.96	0.4%	79.2%	80.5%	(1.3)%	$192.44	$194.83	(1.2)%	19.96%	22.07%	-211 bps
Courtyard Denver Downtown	$191.01	$190.51	0.3%	78.6%	81.3%	(2.7)%	$150.07	$154.96	(3.2)%	46.92%	44.20%	272 bps
Hotel Emblem	$235.46	$199.58	18.0%	72.4%	81.4%	(9.0)%	$170.45	$162.55	4.9%	14.80%	27.14%	-1234 bps
Courtyard Fifth Avenue	$244.03	$253.92	(3.9)%	84.2%	88.0%	(3.8)%	$205.48	$223.49	(8.1)%	10.60%	14.61%	-401 bps
Courtyard Midtown East	$233.54	$238.69	(2.2)%	94.7%	91.9%	2.8%	$221.06	$219.38	0.8%	20.00%	21.84%	-184 bps
Fort Lauderdale Westin	$228.58	$222.11	2.9%	88.1%	90.0%	(1.9)%	$201.29	$199.80	0.7%	37.69%	38.39%	-70 bps
JW Marriott Denver Cherry Creek	$256.26	$248.75	3.0%	63.1%	80.2%	(17.1)%	$161.57	$199.60	(19.1)%	16.50%	31.91%	-1541 bps
Havana Cabana Key West	$202.86	$192.99	5.1%	90.4%	73.1%	17.3%	$183.30	$141.11	29.9%	40.25%	12.43%	2782 bps
Sheraton Suites Key West	$278.48	$271.14	2.7%	90.2%	91.5%	(1.3)%	$251.22	$248.22	1.2%	41.93%	47.85%	-592 bps
The Landing Resort & Spa	$273.14	$293.26	(6.9)%	54.1%	47.2%	6.9%	$147.69	$138.56	6.6%	(0.87)%	(1.13)%	26 bps
Lexington Hotel New York	$233.83	$228.83	2.2%	87.0%	88.4%	(1.4)%	$203.37	$202.21	0.6%	13.59%	13.38%	21 bps
Hotel Palomar Phoenix	$203.74	$212.60	(4.2)%	87.4%	77.5%	9.9%	$178.02	$164.66	8.1%	34.63%	33.04%	159 bps
Salt Lake City Marriott	$170.00	$176.86	(3.9)%	66.0%	74.0%	(8.0)%	$112.24	$130.91	(14.3)%	34.38%	39.24%	-486 bps
L'Auberge de Sedona	$623.67	$620.79	0.5%	82.1%	77.0%	5.1%	$512.04	$478.06	7.1%	29.20%	27.81%	139 bps
Orchards Inn Sedona	$262.04	$265.70	(1.4)%	79.5%	77.8%	1.7%	$208.25	$206.73	0.7%	33.90%	37.51%	-361 bps
Shorebreak	$248.09	$244.94	1.3%	77.1%	75.9%	1.2%	$191.22	$185.82	2.9%	30.35%	25.86%	449 bps
The Lodge at Sonoma	$286.18	$282.28	1.4%	69.5%	68.1%	1.4%	$198.88	$192.29	3.4%	24.29%	28.97%	-468 bps
Hilton Garden Inn Times Square Central	$228.97	$230.27	(0.6)%	98.4%	97.4%	1.0%	$225.19	$224.28	0.4%	20.98%	27.19%	-621 bps
Vail Marriott	$346.67	$346.71	—%	63.2%	61.2%	2.0%	$219.14	$212.29	3.2%	34.95%	37.72%	-277 bps
Westin San Diego	$195.09	$187.70	3.9%	80.0%	83.8%	(3.8)%	$156.11	$157.21	(0.7)%	38.78%	37.65%	113 bps
Westin Washington D.C. City Center	$222.10	$223.47	(0.6)%	85.0%	89.0%	(4.0)%	$188.80	$198.80	(5.0)%	33.06%	36.86%	-380 bps
Renaissance Worthington	$190.08	$193.79	(1.9)%	78.5%	77.1%	1.4%	$149.15	$149.49	(0.2)%	40.41%	37.96%	245 bps
Comparable Total (1)	$234.35	$233.29	0.5%	78.1%	78.2%	(0.1)%	$182.98	$182.42	0.3%	29.30%	29.69%	-39 bps

(1)
Amounts exclude the operating results of Frenchman's Reef for all periods presented and Havana Cabana Key West from January 1 to March 31, 2019 and the comparable period of 2018 and include the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix from January 1, 2018 to February 28, 2018 and Cavallo Point from January 1, 2018 to June 30, 2018.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,862	$1,188	$459	$—	$—	$1,647
Bethesda Marriott Suites	$5,234	$18	$474	$—	$1,517	$2,009
Boston Westin	$29,239	$5,918	$2,436	$2,169	$(60)	$10,463
Hilton Boston Downtown	$13,161	$4,939	$1,233	$—	$—	$6,172
Hilton Burlington	$4,993	$1,422	$515	$—	$—	$1,937
Cavallo Point	$10,721	$1,268	$1,789	$—	$110	$3,167
Renaissance Charleston	$4,685	$1,906	$418	$—	$(32)	$2,292
Chicago Marriott	$34,590	$9,306	$4,166	$47	$(397)	$13,122
Chicago Gwen	$9,881	$2,332	$1,149	$—	$—	$3,481
Courtyard Denver Downtown	$3,291	$1,466	$287	$—	$—	$1,753
Hotel Emblem	$1,995	$180	$297	$—	$—	$477
Courtyard Fifth Avenue	$4,341	$283	$440	$—	$253	$976
Courtyard Midtown East	$8,048	$981	$688	$964	$—	$2,633
Fort Lauderdale Westin	$12,614	$2,220	$1,633	$—	$—	$3,853
Frenchman's Reef	$—	$(2)	$—	$—	$—	$(2)
JW Marriott Denver Cherry Creek	$5,797	$265	$688	$687	$6	$1,646
Havana Cabana Key West	$2,438	$746	$235	$—	$—	$981
Sheraton Suites Key West	$4,446	$1,217	$344	$—	$—	$1,561
The Landing Resort & Spa	$1,804	$(332)	$385	$—	$—	$53
Lexington Hotel New York	$18,275	$1,324	$3,557	$8	$8	$4,897
Hotel Palomar Phoenix	$6,070	$668	$663	$38	$294	$1,663
Salt Lake City Marriott	$7,863	$1,695	$574	$606	$—	$2,875
L'Auberge de Sedona	$7,668	$2,101	$508	$—	$—	$2,609
Orchards Inn Sedona	$2,414	$622	$237	$—	$42	$901
Shorebreak	$4,483	$1,192	$349	$—	$40	$1,581
The Lodge at Sonoma	$6,946	$1,501	$529	$280	$—	$2,310
Hilton Garden Inn Times Square Central	$7,090	$1,457	$826	$—	$—	$2,283
Vail Marriott	$4,485	$(1,622)	$1,035	$—	$—	$(587)
Westin San Diego	$9,033	$1,629	$1,136	$634	$—	$3,399
Westin Washington D.C. City Center	$10,316	$2,030	$1,317	$662	$—	$4,009
Renaissance Worthington	$11,135	$2,548	$968	$780	$2	$4,298
Total	$257,918	$50,466	$29,335	$6,875	$1,783	$88,351
Less: Closed Hotel (2)	$—	$2	$—	$—	$—	$2
Comparable Total	$257,918	$50,468	$29,335	$6,875	$1,783	$88,353

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.

(2)	Amounts represent the operating results of Frenchman's Reef.

Hotel Adjusted EBITDA Reconciliation
	Second Quarter 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$4,784	$1,183	$456	$—	$—	$1,639
Bethesda Marriott Suites	$5,068	$(18)	$455	$—	$1,503	$1,940
Boston Westin	$27,120	$4,318	$2,355	$2,200	$(61)	$8,812
Hilton Boston Downtown	$12,027	$4,387	$1,244	$—	$—	$5,631
Hilton Burlington	$4,851	$1,519	$510	$—	$—	$2,029
Renaissance Charleston	$4,614	$1,833	$392	$—	$(31)	$2,194
Chicago Marriott	$32,626	$7,980	$4,206	$125	$(397)	$11,914
Chicago Gwen	$10,223	$2,507	$1,077	$—	$—	$3,584
Courtyard Denver Downtown	$2,949	$1,100	$313	$—	$—	$1,413
Hotel Emblem	$1,643	$241	$139	$—	$—	$380
Courtyard Fifth Avenue	$4,700	$794	$450	$—	$(5)	$1,239
Courtyard Midtown East	$8,100	$1,017	$678	$980	$—	$2,675
Fort Lauderdale Westin	$11,950	$2,577	$1,323	$—	$—	$3,900
Frenchman's Reef	$40	$2,049	$—	$—	$—	$2,049
JW Marriott Denver Cherry Creek	$6,236	$1,030	$505	$700	$—	$2,235
Havana Cabana Key West	$1,255	$(62)	$218	$—	$—	$156
Sheraton Suites Key West	$4,665	$1,635	$310	$—	$—	$1,945
The Landing Resort & Spa	$2,000	$(369)	$370	$—	$—	$1
Lexington Hotel New York	$17,970	$1,344	$3,506	$7	$8	$4,865
Hotel Palomar Phoenix	$5,266	$217	$658	$52	$395	$1,322
Salt Lake City Marriott	$8,389	$2,127	$548	$625	$—	$3,300
L'Auberge de Sedona	$7,549	$2,016	$487	$—	$—	$2,503
Orchards Inn Sedona	$2,573	$699	$235	$—	$41	$975
Shorebreak	$4,105	$773	$347	$—	$(14)	$1,106
The Lodge at Sonoma	$6,653	$1,306	$538	$286	$—	$2,130
Hilton Garden Inn Times Square Central	$7,089	$1,778	$807	$—	$—	$2,585
Vail Marriott	$3,608	$(1,427)	$544	$—	$—	$(883)
Westin San Diego	$9,061	$1,637	$1,115	$649	$—	$3,401
Westin Washington D.C. City Center	$10,584	$2,551	$1,311	$684	$—	$4,546
Renaissance Worthington	$10,251	$1,904	$936	$795	$2	$3,637
Total	$237,949	$48,646	$26,033	$7,103	$1,441	$83,238
Add: Prior Ownership Results (2)	$10,442	$1,776	$1,260	$—	$—	$3,036
Less: Closed Hotel (3)	$(40)	$(2,049)	$—	$—	$—	$(2,049)
Comparable Total	$248,351	$48,373	$27,293	$7,103	$1,441	$84,225

(1) Includes non-cash expenses incurred by the hotels due to the straight lining of the rent from ground lease obligations and the non-cash amortization favorable and unfavorable contract liabilities.
(2) Amounts represent the pre-acquisition operating results of Cavallo Point.
(3) Amounts represent the operating results of Frenchman's Reef.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2019
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$10,172	$2,768	$934	$—	$—	$3,702
Bethesda Marriott Suites	$9,171	$(954)	$951	$—	$3,042	$3,039
Boston Westin	$46,982	$3,873	$4,849	$4,324	$(120)	$12,926
Hilton Boston Downtown	$19,833	$4,853	$2,477	$—	$—	$7,330
Hilton Burlington	$7,910	$1,466	$1,015	$—	$—	$2,481
Cavallo Point	$19,967	$1,047	$3,729	$—	$142	$4,918
Renaissance Charleston	$8,168	$2,796	$821	$—	$(63)	$3,554
Chicago Marriott	$50,721	$5,239	$8,295	$118	$(795)	$12,857
Chicago Gwen	$14,937	$773	$2,208	$—	$—	$2,981
Courtyard Denver Downtown	$5,537	$2,014	$584	$—	$—	$2,598
Hotel Emblem	$3,344	$(77)	$572	$—	$—	$495
Courtyard Fifth Avenue	$7,226	$(622)	$881	$—	$507	$766
Courtyard Midtown East	$13,303	$(640)	$1,379	$1,922	$—	$2,661
Fort Lauderdale Westin	$30,115	$8,172	$3,178	$—	$—	$11,350
Frenchman's Reef	$—	$8,800	$—	$—	$—	$8,800
JW Marriott Denver Cherry Creek	$8,474	$(1,213)	$1,229	$1,370	$12	$1,398
Havana Cabana Key West	$5,354	$1,949	$480	$—	$—	$2,429
Sheraton Suites Key West	$10,240	$3,612	$682	$—	$—	$4,294
The Landing Resort & Spa	$3,558	$(792)	$761	$—	$—	$(31)
Lexington Hotel New York	$29,534	$(3,098)	$7,085	$12	$16	$4,015
Hotel Palomar Phoenix	$13,683	$2,743	$1,329	$76	$590	$4,738
Salt Lake City Marriott	$14,737	$2,752	$1,104	$1,210	$—	$5,066
L'Auberge de Sedona	$13,622	$2,960	$1,017	$—	$—	$3,977
Orchards Inn Sedona	$4,292	$896	$475	$—	$84	$1,455
Shorebreak	$8,424	$1,778	$698	$—	$81	$2,557
The Lodge at Sonoma	$11,475	$1,165	$1,064	$558	$—	$2,787
Hilton Garden Inn Times Square Central	$11,714	$787	$1,671	$—	$—	$2,458
Vail Marriott	$19,880	$4,923	$2,025	$—	$—	$6,948
Westin San Diego	$17,679	$3,330	$2,262	$1,264	$—	$6,856
Westin Washington D.C. City Center	$17,410	$1,795	$2,639	$1,322	$—	$5,756
Renaissance Worthington	$22,831	$5,729	$1,937	$1,555	$4	$9,225
Total	$460,293	$68,824	$58,331	$13,731	$3,500	$144,280
Less: Closed Hotels (2)	$(2,916)	$(10,002)	$(245)	$—	$—	$(10,247)
Comparable Total	$457,377	$58,822	$58,086	$13,731	$3,500	$134,033

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of rent from lease obligations and amortization favorable and unfavorable contract liabilities.

(2)	Amounts represent the operating results of Frenchman's Reef for the period presented and Havana Cabana Key West from January 1 to March 31, 2019.

Hotel Adjusted EBITDA Reconciliation
	Year to Date 2018
			Plus:	Plus:	Plus:	Equals:
	Total Revenues	Net Income / (Loss)	Depreciation	Interest Expense	Adjustments (1)	Hotel Adjusted EBITDA
Atlanta Alpharetta Marriott	$9,651	$2,462	$927	$—	$—	$3,389
Bethesda Marriott Suites	$8,165	$(1,469)	$834	$—	$3,017	$2,382
Boston Westin	$44,590	$2,338	$4,709	$4,402	$(120)	$11,329
Hilton Boston Downtown	$18,548	$4,332	$2,480	$—	$—	$6,812
Hilton Burlington	$7,619	$1,551	$1,020	$—	$—	$2,571
Renaissance Charleston	$8,039	$2,708	$790	$—	$(63)	$3,435
Chicago Marriott	$45,515	$2,514	$8,138	$186	$(795)	$10,043
Chicago Gwen	$15,286	$1,192	$2,181	$—	$—	$3,373
Courtyard Denver Downtown	$5,405	$1,762	$627	$—	$—	$2,389
Hotel Emblem	$3,305	$618	$279	$—	$—	$897
Courtyard Fifth Avenue	$7,766	$248	$897	$—	$(10)	$1,135
Courtyard Midtown East	$13,146	$(447)	$1,364	$1,954	$—	$2,871
Fort Lauderdale Westin	$27,866	$8,024	$2,673	$—	$—	$10,697
Frenchman's Reef	$—	$7,235	$—	$—	$—	$7,235
JW Marriott Denver Cherry Creek	$11,117	$1,131	$1,022	$1,394	$—	$3,547
Havana Cabana Key West	$1,255	$51	$218	$—	$—	$269
Sheraton Suites Key West	$10,139	$4,116	$736	$—	$—	$4,852
The Landing Resort & Spa	$2,585	$(532)	$491	$—	$—	$(41)
Lexington Hotel New York	$29,467	$(2,994)	$6,911	$11	$16	$3,944
Hotel Palomar Phoenix	$7,997	$1,260	$880	$52	$395	$2,587
Salt Lake City Marriott	$16,954	$4,242	$1,164	$1,247	$—	$6,653
L'Auberge de Sedona	$13,360	$2,741	$975	$—	$—	$3,716
Orchards Inn Sedona	$4,716	$1,216	$470	$—	$83	$1,769
Shorebreak	$7,849	$1,332	$727	$—	$(29)	$2,030
The Lodge at Sonoma	$11,165	$1,634	$1,030	$571	$—	$3,235
Hilton Garden Inn Times Square Central	$11,709	$1,559	$1,625	$—	$—	$3,184
Vail Marriott	$18,536	$5,918	$1,074	$—	$—	$6,992
Westin San Diego	$18,267	$3,373	$2,212	$1,293	$—	$6,878
Westin Washington D.C. City Center	$18,054	$2,662	$2,626	$1,366	$—	$6,654
Renaissance Worthington	$21,408	$4,683	$1,855	$1,585	$4	$8,127
Total	$419,479	$65,460	$50,935	$14,061	$2,498	$132,938
Add: Prior Ownership Results (2)	$24,450	$3,023	$3,100	$38	$50	$6,211
Less: Closed Hotels (3)	$—	$(7,347)	$—	$—	$—	$(7,347)
Comparable Total	$443,929	$61,136	$54,035	$14,099	$2,548	$131,802

(1)	Includes non-cash expenses incurred by the hotels due to the straight lining of rent from lease obligations and amortization favorable and unfavorable contract liabilities.

(2)
Amounts represent the pre-acquisition operating results of The Landing Resort & Spa and Hotel Palomar Phoenix for the period from January 1, 2018 to February 28, 2018 and Cavallo Point from January 1, 2018 to June 30, 2018.

(3)	Amounts represent the operating results of Frenchman's Reef for the period presented and Havana Cabana Key West from January 1 to March 31, 2018.